EXHIBIT 99.1

                     [GRAPHIC OMITTED]

News Release         Ashland Logo



                                  FOR ADDITIONAL INFORMATION:
                                  Media Relations:      Investor Relations:
                                  Jim Vitak             Dean Doza
                                  (614) 790-3715        (859) 815-4454
                                  jevitak@ashland.com   lddoza@ashland.com

                                  FOR IMMEDIATE RELEASE
                                  April 25, 2007


ASHLAND INC. EARNINGS PER SHARE RISE 15 PERCENT

     Covington, Ky. - Ashland Inc. (NYSE:ASH) today announced preliminary* net income for the quarter ended March 31, 2007, the second quarter of its fiscal year, of $49 million, or 77 cents per share. In the prior-year quarter, net income was also $49 million; however, earnings per share were 67 cents, due to the then-higher shares outstanding. Net income in the March 2007 quarter benefited from $18 million, or 28 cents per share, of income from discontinued operations, a result of the improved credit quality of Ashland's insurance receivable from Equitas Ltd., which provides a significant portion of Ashland's coverage for asbestos claims. Also in the March 2007 quarter, net income was reduced by an after-tax charge of $15 million, or 24 cents per share, for costs associated with Ashland's previously disclosed voluntary severance offer (VSO).

     Operating income for the March 2007 quarter totaled $41 million, or $66 million when adjusted for the $25 million pre-tax charge related to the VSO. Operating income for the March 2006 quarter was $49 million, or $61 million when excluding the $12 million of Ashland Paving And Construction, Inc. (APAC) costs that were retained within continuing operations following the sale of APAC in August 2006. The majority of corporate costs previously allocated to APAC have been eliminated, with further cost reductions to be achieved under the VSO through the remainder of the year. Ashland believes the use of these adjusted operating incomes are appropriate to enhance understanding of its current and future performance.

     Net interest and other financing income for both the March 2007 and 2006 quarters amounted to $9 million. Income taxes for the March 2007 quarter of $15 million compare with $5 million in the prior-year quarter. The effective tax rate was 32.9 percent for the 2007 quarter versus 9.9 percent for the March 2006 quarter. The primary factors in the low effective tax rate in the 2006 quarter were R&D tax credits and a favorable adjustment to tax contingency reserves. For the balance of fiscal 2007, Ashland estimates an effective tax rate of 28 percent.

     "Operating income for the March 2007 quarter was driven by the continuing recovery at Valvoline and improved performance from Ashland Water Technologies, which had recorded a loss a year ago," said James J. O'Brien, chairman and chief executive officer. "These improvements more than offset weaker results from Ashland Performance Materials and Ashland Distribution."


                                  - more -

ASHLAND INC. EARNINGS PER SHARE RISE 15 PERCENT, PG. 2

     Performance Materials' operating income of $22.7 million compares with $27.2 million for the March 2006 quarter, a 17-percent decline. Performance Materials' decline in income versus the prior year is largely due to a physical inventory adjustment and higher expenses associated with international growth initiatives. In addition, margin compression resulting from continued weakness in the key North American automotive, residential housing and marine markets also contributed to Performance Materials' lower earnings. Sales and operating revenues of $376 million increased 8 percent, and volume increased 4 percent, both as compared with the March 2006 quarter. Both revenue and volume growth were aided by the acquisition of Northwest Coatings and the purchase of the third-party ownership interests in a Japanese joint venture.

     Distribution's operating income declined to $20.1 million for the March 2007 quarter as compared with a record $30.4 million in the same prior-year quarter, which benefited from the post-hurricane market environment. Gross profit as a percent of sales declined to 9.0 percent from 9.6 percent in the prior-year quarter. The soft North American automotive and construction markets, as well as the termination of Ashland's North American plastics supply contract with Dow Chemical on March 1, unfavorably affected performance for the quarter. Sales and operating revenues decreased 2 percent from $1,029 million in the March 2006 quarter to $1,008 million in the 2007 quarter, and volume declined 2 percent as well.

     Valvoline achieved second-quarter operating income of $22.4 million as compared with $2.0 million in the year-ago quarter. Sales and operating revenues of $382 million increased 8 percent over the March 2006 quarter. While lubricant volume declined 5 percent, essentially all of this was from private-label business, which carries a lower margin. Nonetheless, continued improvement in lubricant margins drove results for the quarter, as relatively stable base oil costs, coupled with the full effect of Valvoline's previous pricing actions, enabled Valvoline to recover its increased costs from the marketplace. Margins as a percent of sales, however, remain below historical levels.

     Water Technologies reported operating income of $6.2 million for the March 2007 quarter as compared with a loss of $1.0 million in the prior-year quarter. The improvement is largely the result of increased margins and earnings from both the industrial and marine water-treatment businesses. The Environmental and Process Solutions (E&PS) business acquired last May also contributed to earnings growth, but to a lesser extent. Sales and operating revenues increased from $100 million in the March 2006 quarter to $190 million for the 2007 quarter, essentially reflecting the addition of the E&PS business.

     Commenting on the outlook for the remainder of fiscal 2007, O'Brien said, "Valvoline achieved record operating income for the first half of 2007 and should continue to benefit from stronger margins resulting from stable base oil costs and better supply. We expect a continuation of Valvoline's recent strong results. Looking at the Water Technologies business, we are encouraged by the progress we've seen in the first two quarters of fiscal 2007. We continue our work to redesign the business model and expect that this work will set the stage for further improvement as we approach the next fiscal year.

                                  - more -

ASHLAND INC. EARNINGS PER SHARE RISE 15 PERCENT, PG. 3

     "Performance Materials' results in 2007 will be impacted by weakness in the North American automotive, marine and residential housing markets, as well as tightness in the supply of a few key raw materials. That said, the June quarter is traditionally the strongest quarter for Performance Materials, and as such, results are likely to improve over the March 2007 quarter due to that seasonality.

     "Distribution's third-quarter performance will likely continue to be affected by weakness in North American industrial output. While Distribution also traditionally benefits from seasonality, results will reflect a full quarter's impact from the discontinuance of the Dow North American plastics supply agreement. We expect this impact to be $4 million to $5 million per quarter as we transition to other suppliers. We have already announced a number of new suppliers and are working to grow volume and acquire new customers. In the long term, we feel our supplier base will be stronger, and the financial effects will diminish over time."

     Concluding his comments, O'Brien said, "As we look forward to the third fiscal quarter, the strength of Valvoline should more than offset the anticipated weakness from Performance Materials and Distribution relative to the prior year. Overall, we expect our businesses to produce operating income that exceeds the prior year's quarter."

     Today at 8:30 a.m. (EDT), Ashland will provide a live webcast of its second-quarter conference call with securities analysts. The webcast will be accessible through Ashland's website, www.ashland.com. Following the live event, an archived version of the webcast will be available for 12 months at www.ashland.com/investors.

     Ashland Inc. (NYSE: ASH), a diversified, global chemical company, provides quality products, services and solutions to customers in more than 100 countries. A FORTUNE 500 company, it operates through four divisions:
Ashland Performance Materials, Ashland Distribution, Valvoline and Ashland Water Technologies. To learn more about Ashland, visit www.ashland.com.

                                   - 0 -

FORTUNE 500 is a registered trademark of Time Inc.

* PRELIMINARY RESULTS
Financial results are preliminary until Ashland's quarterly report on Form 10-Q is filed with the U.S. Securities and Exchange Commission.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, with respect to Ashland's operating performance. These estimates are based upon a number of assumptions, including those mentioned within this news release. Such estimates are also based upon internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, weather, operating efficiencies and economic conditions, such as prices, supply and demand, cost of raw materials, and legal proceedings and claims (including environmental and asbestos matters). Although Ashland believes its expectations are based on reasonable assumptions, it cannot assure the expectations reflected herein will be achieved. This forward-looking information may prove to be inaccurate and actual results may differ significantly from those anticipated if one or more of the underlying assumptions or expectations proves to be inaccurate or is unrealized or if other unexpected conditions or events occur. Other factors and risks affecting Ashland are contained in Ashland's Form 10-K for the fiscal year ended Sept. 30, 2006. Ashland undertakes no obligation to subsequently update or revise the forward-looking statements made in this news release to reflect events or circumstances after the date of this release.


Ashland Inc. and Consolidated Subsidiaries                                                                                 Page 1
STATEMENTS OF CONSOLIDATED INCOME
(In millions except per share data - preliminary and unaudited)
                                                                                  Three months ended         Six months ended
                                                                                       March 31                  March 31
                                                                                -----------------------   -----------------------
                                                                                   2007         2006         2007         2006
                                                                                ----------   ----------   ----------   ----------
REVENUES
  Sales and operating revenues                                                  $   1,915    $   1,786    $   3,717    $   3,472
  Equity income                                                                         3            2            6            4
  Other income                                                                          7            7           14           14
                                                                                ----------   ----------   ----------   ----------
                                                                                    1,925        1,795        3,737        3,490
COSTS AND EXPENSES
  Cost of sales and operating expenses                                              1,575        1,484        3,064        2,880
  Selling, general and administrative expenses (a)                                    309          262          574          515
                                                                                ----------   ----------   ----------   ----------
                                                                                    1,884        1,746        3,638        3,395
                                                                                ----------   ----------   ----------   ----------
OPERATING INCOME                                                                       41           49           99           95
  Loss on the MAP Transaction (b)                                                      (4)          (3)          (4)          (2)
  Net interest and other financing income                                               9            9           25           20
                                                                                ----------   ----------   ----------   ----------
INCOME FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES                                                                  46           55          120          113
  Income taxes                                                                        (15)          (5)         (36)         (29)
                                                                                ----------   ----------   ----------   ----------
INCOME FROM CONTINUING OPERATIONS                                                      31           50           84           84
  Income (loss) from discontinued operations (net of income taxes) (c)                 18           (1)          14           30
                                                                                ----------   ----------   ----------   ----------
NET INCOME                                                                      $      49    $      49    $      98    $     114
                                                                                ==========   ==========   ==========   ==========

DILUTED EARNINGS PER SHARE
  Income from continuing operations                                             $     .49    $     .68    $    1.30    $    1.16
  Income (loss) from discontinued operations                                          .28         (.01)         .22          .41
                                                                                ----------   ----------   ----------   ----------
  Net income                                                                    $     .77    $     .67    $    1.52    $    1.57
                                                                                ==========   ==========   ==========   ==========

AVERAGE COMMON SHARES AND ASSUMED CONVERSIONS                                          64           72           64           73

SALES AND OPERATING REVENUES
  Performance Materials (d)                                                     $     376    $     347    $     742    $     698
  Distribution                                                                      1,008        1,029        1,956        1,996
  Valvoline                                                                           382          353          734          663
  Water Technologies (d)                                                              190          100          368          197
  Intersegment sales                                                                  (41)         (43)         (83)         (82)
                                                                                ----------   ----------   ----------   ----------
                                                                                $   1,915    $   1,786    $   3,717    $   3,472
                                                                                ==========   ==========   ==========   ==========
OPERATING INCOME
  Performance Materials (d)                                                     $      23    $      27    $      48    $      53
  Distribution                                                                         20           30           34           65
  Valvoline                                                                            22            2           40            3
  Water Technologies (d)                                                                6           (1)          12            -
  Unallocated and other (a) (e)                                                       (30)          (9)         (35)         (26)
                                                                                ----------   ----------   ----------   ----------
                                                                                $      41    $      49    $      99    $      95
                                                                                ==========   ==========   ==========   ==========

(a) The current quarter includes a $25 million charge for costs associated with Ashland's voluntary severance offer.
(b) "MAP Transaction" refers to the June 30, 2005 transfer of Ashland's 38% interest in Marathon Ashland Petroleum LLC (MAP) and two other businesses to Marathon Oil Corporation. The loss for the periods presented reflects adjustments in the recorded receivable for future estimated tax deductions related primarily to environmental and other post retirement reserves.
(c) The current quarter includes income of $18 million from the increase of Ashland's asbestos insurance receivable. The prior periods primarily include after-tax operating results of APAC (excluding previously allocated corporate costs - see note (e) below) as a result of APAC's sale to Oldcastle Materials, Inc. in August 2006 for approximately $1.3 billion.
(d) In June 2006, Ashland redefined its reporting segments as it continues to evolve into a diversified chemical company. Performance Materials and Water Technologies, formerly combined under Ashland Specialty Chemical, have now been separately disclosed. Prior periods have been conformed to the current period presentation.
(e) Includes corporate costs previously allocated to APAC of $12 million for the three months ended March 31, 2006 and $22 million for the six months ended March 31, 2006.


Ashland Inc. and Consolidated Subsidiaries                                                                                 Page 2
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions - preliminary and unaudited)
                                                                                                                 March 31
                                                                                                          -----------------------
                                                                                                             2007         2006
                                                                                                          ----------   ----------
ASSETS
  Current assets
    Cash and cash equivalents                                                                             $     584    $     476
    Available-for-sale securities                                                                               371          621
    Accounts receivable                                                                                       1,448        1,279
    Inventories                                                                                                 576          494
    Deferred income taxes                                                                                        86           74
    Other current assets                                                                                         79           86
    Current assets of discontinued operations                                                                     -          439
                                                                                                          ----------   ----------
                                                                                                              3,144        3,469

  Investments and other assets
    Goodwill and other intangibles                                                                              375          230
    Asbestos insurance receivable (noncurrent portion)                                                          449          345
    Deferred income taxes                                                                                       194          231
    Other noncurrent assets                                                                                     438          469
    Noncurrent assets of discontinued operations                                                                  -          954
                                                                                                          ----------   ----------
                                                                                                              1,456        2,229

  Property, plant and equipment
    Cost                                                                                                      2,045        1,891
    Accumulated depreciation and amortization                                                                (1,088)      (1,037)
                                                                                                          ----------   ----------
                                                                                                                957          854
                                                                                                          ----------   ----------

                                                                                                          $   5,557    $   6,552
                                                                                                          ==========   ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities
    Current portion of long-term debt                                                                     $      10    $      12
    Trade and other payables                                                                                  1,143        1,083
    Income taxes                                                                                                 22            6
    Current liabilities of discontinued operations                                                                -          211
                                                                                                          ----------   ----------
                                                                                                              1,175        1,312

  Noncurrent liabilities
    Long-term debt (less current portion)                                                                        67           77
    Employee benefit obligations                                                                                318          404
    Asbestos litigation reserve (noncurrent portion)                                                            569          500
    Other long-term liabilities and deferred credits                                                            507          477
    Noncurrent liabilities of discontinued operations                                                             -           88
                                                                                                          ----------   ----------
                                                                                                              1,461        1,546

  Stockholders' equity                                                                                        2,921        3,694
                                                                                                          ----------   ----------

                                                                                                          $   5,557    $   6,552
                                                                                                          ==========   ==========


Ashland Inc. and Consolidated Subsidiaries                                                                                 Page 3
STATEMENTS OF CONSOLIDATED CASH FLOWS
(In millions - preliminary and unaudited)
                                                                                                             Six months ended
                                                                                                                 March 31
                                                                                                          -----------------------
                                                                                                             2007         2006
                                                                                                          ----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
  Net income                                                                                              $      98    $     114
  Income from discontinued operations (net of income taxes)                                                     (14)         (30)
  Adjustments to reconcile income from continuing operations to cash flows from operating activities
     Depreciation and amortization                                                                               57           52
     Deferred income taxes                                                                                       (1)          22
     Equity income from affiliates                                                                               (6)          (4)
     Distributions from equity affiliates                                                                         3            2
     Change in operating assets and liabilities (a)                                                            (223)        (310)
     Other items                                                                                                  3            2
                                                                                                          ----------   ----------
                                                                                                                (83)        (152)
CASH FLOWS FROM FINANCING ACTIVITIES FROM CONTINUING OPERATIONS
  Proceeds from issuance of common stock                                                                         17           14
  Excess tax benefits related to share-based payments                                                             8            4
  Repayment of long-term debt                                                                                    (5)          (5)
  Repurchase of common stock                                                                                   (288)        (138)
  Cash dividends paid                                                                                          (709)         (40)
                                                                                                          ----------   ----------
                                                                                                               (977)        (165)
CASH FLOWS FROM INVESTING ACTIVITIES FROM CONTINUING OPERATIONS
  Additions to property, plant and equipment                                                                    (66)         (75)
  Purchase of operations - net of cash acquired                                                                 (73)          (3)
  Proceeds from sale of operations                                                                                1            1
  Purchases of available-for-sale securities                                                                   (306)        (549)
  Proceeds from sales and maturities of available-for-sale securities                                           286          337
  Other - net                                                                                                    12            1
                                                                                                          ----------   ----------
                                                                                                               (146)        (288)
                                                                                                          ----------   ----------
CASH USED BY CONTINUING OPERATIONS                                                                           (1,206)        (605)
  Cash provided (used) by discontinued operations
     Operating cash flows                                                                                        (2)         132
     Investing cash flows                                                                                       (28)         (36)
                                                                                                          ----------   ----------
DECREASE IN CASH AND CASH EQUIVALENTS                                                                     $  (1,236)   $    (509)
                                                                                                          ==========   ==========

DEPRECIATION AND AMORTIZATION
  Performance Materials (b)                                                                               $      16    $      16
  Distribution                                                                                                   10           10
  Valvoline                                                                                                      15           13
  Water Technologies (b)                                                                                          9            6
  Unallocated and other                                                                                           7            7
                                                                                                          ----------   ----------
                                                                                                          $      57    $      52
                                                                                                          ==========   ==========
ADDITIONS TO PROPERTY, PLANT AND EQUIPMENT
  Performance Materials (b)                                                                               $      19    $      20
  Distribution                                                                                                   13           19
  Valvoline                                                                                                      14           14
  Water Technologies (b)                                                                                         12           11
  Unallocated and other                                                                                           8           11
                                                                                                          ----------   ----------
                                                                                                          $      66    $      75
                                                                                                          ==========   ==========

(a)  Excludes changes resulting from operations acquired or sold.
(b) In June 2006, Ashland redefined its reporting segments as it continues to evolve into a diversified chemical company. Performance Materials and Water Technologies, formerly combined under Ashland Specialty Chemical, have now been separately disclosed. Prior periods have been conformed to the current period presentation.

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Ashland Inc. and Consolidated Subsidiaries                                                                                 Page 4
INFORMATION BY INDUSTRY SEGMENT
(In millions - preliminary and unaudited)
                                                                                  Three months ended         Six months ended
                                                                                       March 31                  March 31
                                                                                -----------------------   -----------------------
                                                                                   2007         2006         2007         2006
                                                                                ----------   ----------   ----------   ----------
PERFORMANCE MATERIALS (a) (b)
  Sales per shipping day                                                        $     5.9     $    5.4    $     5.9    $     5.6
  Pounds sold per shipping day                                                        4.7          4.5          4.8          4.9
  Gross profit as a percent of sales                                                 20.5%        23.0%        20.8%        22.3%
DISTRIBUTION (a)
  Sales per shipping day                                                        $    15.7     $   16.1    $    15.6    $    16.0
  Pounds sold per shipping day                                                       19.8         20.3         19.4         20.4
  Gross profit as a percent of sales                                                  9.0%         9.6%         8.8%         9.9%
VALVOLINE (a)
  Lubricant sales (gallons)                                                          41.8         44.2         80.4         82.7
  Premium lubricants (percent of U.S. branded volumes)                               23.3%        24.3%        22.5%        23.7%
  Gross profit as a percent of sales                                                 25.6%        22.0%        24.7%        22.1%
WATER TECHNOLOGIES (a) (b)
   Sales per shipping day                                                       $     3.0     $    1.6    $     3.0    $     1.6
   Gross profit as a percent of sales                                                38.8%        47.2%        39.5%        47.9%


(a) Sales are defined as sales and operating revenues. Gross profit is defined as sales and operating revenues, less cost of sales and operating expenses.
(b) In June 2006, Ashland redefined its reporting segments as it continues to evolve into a diversified chemical company. Performance Materials and Water Technologies, formerly combined under Ashland Specialty Chemical, have now been separately disclosed. Prior periods have been conformed to the current period presentation.